EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated July 28, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/S/  PRICEWATERHOUSECOOPERS LLP

Seattle, Washington

July 29, 2003